Exhibit 21.1

Subsidiaries of the Registrant

DOMESTIC

Entity	Jurisdiction of Formation
TellurideSub LLC	DE
Liberty BSI, Inc.	DE
Liberty Tripadvisor, LLC	DE
TripAdvisor Holdings, LLC	MA
TripAdvisor LLC	DE
FlipKey, LLC	DE
TAMG Ventures Co.	DE
Viator, Inc.	DE
The Independent Traveler, Inc.	NJ
TripAdvisor APAC Holdings Corp.	DE
TripAdvisor GP1 LLC	DE
TripAdvisor GP2 LLC	DE
TripAdvisor Finance LLC	DE
TripAdvisor LP2 LLC	DE
Restorando, Inc.	DE
TripAdvisor Securities Corporation	MA
SinglePlatform, LLC	DE
Owl Analytics, Inc.	NV
Bokun LLC	DE

INTERNATIONAL

Entity	Jurisdiction of Formation
TripAdvisor UK1 LP	United Kingdom
TripAdvisor UK2 LP	United Kingdom
Bokun ehf	Iceland
Viator Systems Pty Limited	Australia
Viator Netherlands B.V.	The Netherlands
Viator Limited	United Kingdom
TripAdvisor Canada Corp.	Canada
TripAdvisor Travel India Private Limited	India
TripAdvisor Cayman Holdings II Limited	Cayman
Lerumar SA	Uruguay
Restorando SPA	Chile
TripAdvisor UK Holdco Limited	United Kingdom
LF Holdings (France) SAS	France
TA LF Australia Pty Limited	Australia
Dimmi Pty Ltd	Australia
La Fourchette (UK) Ltd.	United Kingdom
La Fourchette (Belgium) SA	Belgium
La Fourchette SAS	France
La Fourchette Espana S.L.	Spain
Restorando SA	Argentina
LaFourchette Swiss SA	Switzerland
La Fourchette Netherlands B.V.	The Netherlands
IENS Independent Index B.V.	The Netherlands
LaFourchette (Italy) SRL	Italy
Livebookings Holdings Limited	United Kingdom
Livebookings AG	Switzerland
Bookatable GmbH & Co KG	Germany
Bookatable Verwaltungs GmbH	Germany
Bookatable Limited	United Kingdom
LaFourchette Sweden AB	Sweden
BestTables II Portugal, Unipessoal Lda.	Portugal
Owl Payments Limited	United Kingdom
TripAdvisor Limited	United Kingdom
Holiday Lettings (Holdings) Ltd.	United Kingdom
Holiday Lettings Ltd.	United Kingdom
HouseTrip SA	Switzerland
TripAdvisor Australia Pty. Ltd.	Australia
TripAdvisor GmbH	Germany
TripAdvisor France SAS	France
TripAdvisor Italy Srl	Italy
TripAdvisor Spain S.L.	Spain
Guia de Apartamentos Niumba, S.L.	Spain
TA Innovation Services Romania S.R.L.	Romania
TripAdvisor Portugal, Unipessoal Lda	Portugal
TripAdvisor Ireland Ltd	Ireland
Owl Payments Europe Limited	Ireland
TA Innovations Croatia d.o.o.	Croatia
TripAdvisor K.K.	Japan
TripAdvisor Singapore Private Limited	Singapore
TripAdvisor Hong Kong Limited	Hong Kong
TripAdvisor China Cayman Holdings Limited	Cayman
TripAdvisor Consulting Service (Beijing) Co. Ltd	China
Tuqu Net Information Technology (Beijing) Co., Ltd. (beneficial ownership)	China
Beijing Tuqu Business Consulting Co., Ltd. (beneficial ownership)	China